GOOSEHEAD INSURANCE, INC. ANNOUNCES FIRST QUARTER 2020 RESULTS

- First Quarter Revenues Were $20.4 million -
- Total Written Premiums Increased 46% Over Prior-Year Period -
- Total Franchises Grew 45% Over Prior-Year Period -
- Corporate Sales Headcount Increased 31% Over Prior-Year Period -

WESTLAKE, TEXAS - April 30, 2020 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the first quarter ended March 31, 2020. Beginning with the fourth quarter and full year 2019, the Company began reporting results under accounting standard ASC 606. The Company is using the modified retrospective approach to applying ASC 606 and accordingly prior period numbers have not been restated in the Form 10-Q to give effect to the application of ASC 606. A reconciliation of ASC 606 accounting to ASC 605 accounting for 2020 has been provided as a supplemental schedule in this earnings release.
First Quarter 2020 Highlights

•
Revenues of $20.4 million in the first quarter of 2020 as recognized under ASC 606, compared to $23.1 million in the first quarter of 2019 as recognized under ASC 605; revenues would have been $24.9 million for the first quarter of 2020 if recognized under ASC 605

•	Core Revenues* of $18.2 million as recognized under ASC 606; if recognized under ASC 605, Core Revenues increased 41% to $19.4 million

•	Net loss attributable to Goosehead Insurance, Inc. of $156 thousand or $0.01 per basic share and diluted share

•	Adjusted EPS* of $0.00 per share

•	Adjusted EBITDA* of $1.2 million in the first quarter of 2020 as recognized under ASC 606 or $5.3 million if recorded under ASC 605

•	Total written premiums placed increased 46% from the prior-year period to $214 million

•	Policies in force grew 45% from the prior-year period to 530,000

•	Corporate sales headcount of 241 was up 31% year-over-year

•	Total franchises increased 45% compared to the prior year period to 1,012; total operating franchises grew 36% compared to the prior-year period to 679
*Core Revenue, Adjusted EPS, and Adjusted EBITDA are non-GAAP measures. Reconciliation of Adjusted EBITDA to net income and basic earnings per share to Adjusted EPS, the most directly comparable financial measures presented in accordance with GAAP are set forth in the reconciliation table accompanying this release.

“The strong start to 2020 continues to validate our powerful and resilient growth model,” stated Mark E. Jones, Chairman and Chief Executive Officer of Goosehead. “Our unique go to market strategy, continued investment in industry leading technology and human capital, and unmatched sales and service capabilities are driving strong new business growth, increased productivity, high retention levels at 88%, and unmatched client satisfaction with a net promoter score of 89. We are making significant investments in people and technology that we expect to drive future growth and continue our strong momentum for years to come. We expect that our shifting mix of business towards the Franchise Channel will continue to drive increasing embedded growth in revenue and earnings as new business converts to higher margin renewal business.”

“I am particularly proud of our results in light of the current challenges related to COVID-19. While quickly and seamlessly transitioning to a remote working environment, our sales and service efforts did not miss a beat as evidenced by our strong finish to the quarter and momentum we have continued to sustain into April. While a single month's worth of data is not comparable to a full quarter, preliminary year-over-year premium growth in April is estimated at over 40%1. The duration and impact of the current macro environment remains uncertain; however, we have built an unmatched and highly resilient platform that we believe leaves us well positioned to continue to play offense during this challenging period. I want to thank our employees and franchise agents for their tremendous efforts in continuing to deliver for our clients and drive our business for our shareholders.”
1This is a preliminary estimate based on currently available information, which is subject to change.
First Quarter 2020 Results
For the first quarter of 2020, revenues were $20.4 million, compared to $23.1 million in the year ago period. If recognized under ASC 605, revenues would have been $24.9 million for the first quarter of 2020. Core Revenues, a non-GAAP measure which excludes contingent commissions and initial franchise fees, were $18.2 million, a 32% increase from $13.8 million in the prior year period. If reported under ASC 605, Core Revenues increased 41%. Core Revenues refer to the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions and Renewal Royalty Fees. Core Revenues were driven by growth in corporate agents and operating franchises, productivity improvements in the Franchise Channel, and continued high levels of retention. Total written premiums placed, which is a good indicator of future revenue growth, grew 46% in the first quarter to $214 million, compared to $147 million in the first quarter of 2019.

Total operating expenses for the first quarter of 2020 were $20.2 million, up 40% from $14.4 million in the prior-year period. If recognized under ASC 605, operating expenses would have been $20.6 million. The increase from the prior period was primarily due to larger employee compensation and benefits expenses related to continued investment in corporate agent hiring and virtual sales coaching for our franchisees, additional recruiting headcount for corporate and franchise agents, and over $600,000 in costs associated with our annual internal meeting that, in 2019, were incurred in the second quarter. The Company also made continued investments in technology, such as our client-facing portal and numerous carrier integration projects. Additionally, the Company incurred over $300,000 in general and administrative expenses due to one-time investments in accounting process enhancements related to the ASC 606 implementation and continued Sarbanes-Oxley internal controls build-out.

Net loss for the first quarter of 2020 was $296 thousand. Net loss attributable to Goosehead Insurance, Inc. for the first quarter of 2020 was $156 thousand, or $0.01 per basic and diluted share. Adjusted EPS for the first quarter of 2020, which excludes equity-based compensation, was $0.00 per share. Total Adjusted EBITDA was $1.2 million for the first quarter of 2020, or $5.3 million if reported under ASC 605, a decrease of 44%.

Liquidity and Capital Resources
As of March 31, 2020, the Company had cash and cash equivalents of $10.8 million, an unused line of credit of $19.7 million, and an outstanding notes payable of $46.4 million on its balance sheet. In order to maintain an efficient capital structure, on March 6, 2020, the company refinanced its $13.0 million revolving credit facility and $40.0 million term note payable to a $25.0 million revolving credit facility and $80.0 million term note payable agreement. The Company expects to draw down the remaining balance of the $80.0 million term note in June 2020.

2020 Outlook
Based on our experience to date, the Company is maintaining its full-year 2020 outlook with respect to written premiums and revenue:

•	Total written premiums placed for 2020 are expected to be between $975 million and $1.035 billion, representing organic growth of 32% on the low end of the range to 40% on the high end of the range.

•
Total revenues for 2020 under ASC 606 revenue accounting are expected to be between $100 million and $105 million, representing organic growth of 29% on the low end of the range to 36% on the high end of the range.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (international). Please dial the number 10 minutes prior to the scheduled start time.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com.

A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 100 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of seven corporate sales offices and over 1,012 operating and contracted franchise locations. For more information, please visit www.gooseheadinsurance.com.
Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2019, "Part II, Item 1A. Risk Factors" in Goosehead's Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor and Media Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: IR@goosehead.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2020 (ASC 606)	2019 (ASC 605)
Revenues:
Commissions and agency fees	$11,811	$16,170
Franchise revenues	8,445	6,828
Interest income	169	135
Total revenues	20,425	23,133
Operating Expenses:
Employee compensation and benefits	13,503	9,191
General and administrative expenses	5,872	4,430
Bad debts	309	401
Depreciation and amortization	540	423
Total operating expenses	20,224	14,445
Income from operations	201	8,688
Other Income (Expense):
Other income	66	—
Interest expense	(604)	(626)
Income (loss) before taxes	(337)	8,062
Tax expense (benefit)	(41)	744
Net income (loss)	(296)	7,318
Less: net income (loss) attributable to non-controlling interests	(140)	4,846
Net income (loss) attributable to Goosehead Insurance Inc.	$(156)	$2,472

Earnings (loss) per share:
Basic	$(0.01)	$0.17
Diluted	$(0.01)	$0.16
Weighted average shares of Class A common stock outstanding
Basic	15,564	14,211
Diluted	15,564	15,289

Goosehead Insurance, Inc.
Condensed Consolidated Supplemental Statements of Income
(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Revenues:
Core Revenue:
Renewal Commissions(1)	$5,733	$6,144	$4,789
Renewal Royalty Fees(2)	5,386	5,754	3,763
New Business Commissions(1)	3,333	3,401	2,459
New Business Royalty Fees(2)	2,048	2,128	1,355
Agency Fees(1)	1,686	1,995	1,437
Total Core Revenue	18,186	19,422	13,803
Cost Recovery Revenue:		—
Initial Franchise Fees(2)	978	2,310	1,710
Interest Income	169	169	135
Total Cost Recovery Revenue	1,147	2,479	1,845
Ancillary Revenue:		—
Contingent Commissions(1)	1,059	2,961	7,485
Other Income(2)	33	34	—
Total Ancillary Revenue	1,092	2,995	7,485
Total Revenues	20,425	24,896	23,133
Operating Expenses:
Employee compensation and benefits	13,503	13,575	9,191
General and administrative expenses	5,872	5,872	4,430
Bad debts	309	613	401
Depreciation and amortization	540	540	423
Total operating expenses	20,224	20,600	14,445
Income (loss) from operations	201	4,296	8,688
Other Expense:
Other expense	66	66	—
Interest expense	(604)	(604)	(626)
Income (loss) before taxes	(337)	3,758	8,062
Tax expense	(41)	(458)	744
Net Income (loss)	(296)	3,300	7,318
Less: net income (loss) attributable to non-controlling interests	(140)	2,198	4,846
Net Income (loss) attributable to Goosehead Insurance Inc.	$(156)	$1,102	$2,472

Earnings per share:
Basic	$(0.01)	$0.07	$0.17
Diluted	$(0.01)	$0.07	$0.16
Weighted average shares of Class A common stock outstanding
Basic	15,564	15,564	14,211
Diluted	15,564	16,918	15,289
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of income within Goosehead’s Form 10-Q for the three months ended March 31, 2020.

(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of income within Goosehead’s Form 10-Q for the three months ended March 31, 2020.

Goosehead Insurance, Inc.
Segment Information
(Unaudited)

	Three Months Ended March 31, 2020 (ASC 606)
	Franchise Channel	Corporate Channel	Other	Total
Revenues:
Core Revenue:
Renewal Commissions(1)	$—	$5,733	$—	$5,733
Renewal Royalty Fees(2)	5,386	—	—	5,386
New Business Commissions(1)	—	3,333	—	3,333
New Business Royalty Fees(2)	2,048	—	—	2,048
Agency Fees(1)	—	1,686	—	1,686
Total Core Revenue	7,434	10,752	—	18,186
Cost Recovery Revenue:
Initial Franchise Fees(2)	978	—	—	978
Interest Income	169	—	—	169
Total Cost Recovery Revenue	1,147	—	—	1,147
Ancillary Revenue:
Contingent Commissions(1)	694	365	—	1,059
Other Income(2)	33	—	—	33
Total Ancillary Revenue	727	365	—	1,092
Total Revenues	9,308	11,117	—	20,425
Operating expenses:
Employee compensation and benefits, excluding equity-based compensation	5,896	7,109	—	13,005
General and administrative expenses, excluding state franchise tax	2,225	2,709	938	5,872
Bad debts	81	228	—	309
Total	8,202	10,046	938	19,186
Adjusted EBITDA	1,106	1,071	(938)	1,239
Other income (expense)	66	—	—	66
Equity based compensation	—	—	(498)	(498)
Interest expense	—	—	(604)	(604)
Depreciation and amortization	(313)	(227)	—	(540)
Taxes	—	—	41	41
Net income	$859	$844	$(1,999)	$(296)
At March 31, 2020:
Total Assets	$23,527	$16,006	$36,355	$75,888
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of income within Goosehead’s Form 10-Q for the three months ended March 31, 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of income within Goosehead’s Form 10-Q for the three months ended March 31, 2020.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	March 31, 2020	December 31, 2019
Assets
Current Assets
Cash and cash equivalents	$10,831	$14,337
Restricted cash	1,119	923
Commissions and agency fees receivable, net	4,655	6,884
Receivable from franchisees, net	2,859	2,602
Prepaid expenses	5,755	1,987
Total current assets	25,219	26,733
Receivable from franchisees, net of current portion	11,477	11,014
Property and equipment, net of accumulated depreciation	9,999	9,542
Intangible assets, net of accumulated amortization	475	445
Deferred income taxes, net	26,900	15,537
Other assets	1,818	1,357
Total assets	$75,888	$64,628
Liabilities and Members’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$4,515	$5,033
Premiums payable	1,119	923
Deferred rent	703	683
Contract liabilities	3,006	2,771
Note payable	2,000	4,000
Total current liabilities	11,343	13,410
Deferred rent, net of current portion	6,732	6,681
Note payable, net of current portion	44,383	42,161
Contract liabilities, net of current portion	21,079	20,024
Liabilities under tax receivable agreement, net of current portion	22,339	13,359
Total liabilities	105,876	95,635
Commitments and contingencies (see note 7)
Class A common stock, $.01 par value per share 300,000 shares authorized, 16,032 shares issued and outstanding as of March 31, 2020, 15,238 shares issued and outstanding as of December 31, 2019	160	152
Class B common stock, $.01 pay value per share 50,000 shares authorized, 20,264 issued and outstanding as of March 31,2020, 21,055 shares issued and outstanding as of December 31, 2019	202	210
Additional paid in capital	15,891	14,442
Accumulated deficit	(23,967)	(23,811)
Total stockholders' equity and members' deficit	(7,714)	(9,007)
Non-controlling interests	(22,274)	(22,000)
Total equity	(29,988)	(31,007)
Total liabilities and equity	$75,888	$64,628

Goosehead Insurance, Inc.
Reconciliation of Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS to Net Income
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:

•
"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.

•
"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.

•
"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.

•
"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.

•
"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.

•
"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.

While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.
The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for three months ended March 31, 2020 and 2019 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Three Months Ended March 31,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Total Revenues	$20,425	$24,895	$23,133

Core Revenue:
Renewal Commissions(1)	$5,733	$6,144	$4,789
Renewal Royalty Fees(2)	5,386	5,754	3,763
New Business Commissions(1)	3,333	3,401	2,459
New Business Royalty Fees(2)	2,048	2,128	1,355
Agency Fees(1)	1,686	1,995	1,437
Total Core Revenue	18,186	19,422	13,803
Cost Recovery Revenue:
Initial Franchise Fees(2)	978	2,310	1,710
Interest Income	169	169	135
Total Cost Recovery Revenue	1,147	2,479	1,845
Ancillary Revenue:
Contingent Commissions(1)	1,059	2,961	7,485
Other Income(2)	33	34	—
Total Ancillary Revenue	1,092	2,995	7,485
Total Revenues	$20,425	$24,896	$23,133
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Consolidated statements of income within Goosehead’s Form 10-Q for the three months ended March 31, 2020.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Income are included in "Franchise revenues" as shown on the Consolidated statements of income within Goosehead’s Form 10-Q for the three months ended March 31, 2020.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for three months ended March 31, 2020 and 2019 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Three Months Ended March 31,
(in thousands)	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Net income (loss)	$(296)	$3,300	$7,318
Interest expense	604	604	626
Depreciation and amortization	540	540	423
Tax expense (benefit)	(41)	458	744
Equity-based compensation	498	498	368
Other (income) expense	(66)	(66)	—
Adjusted EBITDA	$1,239	$5,334	$9,479
Adjusted EBITDA Margin(1)	6%	21%	41%

(1) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($1,239 / $20,425) for the three months ended March 31, 2020 under ASC 606, ($5,334 / $24,895) for the three months ended March 31, 2020 under ASC 605, and ($9,479 / $23,133) for the three months ended March 31, 2019 under ASC 605.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three months ended March 31, 2020 and 2019 (in thousands, except per share amounts). Note that totals may not sum due to rounding:

	Three Months Ended March 31,
	2020 (ASC 606)	2020 (ASC 605)	2019 (ASC 605)
Earnings (loss) per share - basic (GAAP)	$(0.01)	$0.07	$0.17
Add: equity-based compensation(1)	0.01	0.01	0.01
Adjusted EPS (non-GAAP)	$—	$0.08	$0.18
(1) Calculated as equity-based compensation divided by the weighted average of Class A and Class B shares outstanding during the period [ $498 thousand / ( 15.6 million + 20.7 million )] for the three months ended March 31, 2020 under ASC 606 and ASC 605, [ $368 thousand / ( 14.7 million + 21.5 million )] for the three months ended March 31, 2019 under ASC 605.

Goosehead Insurance, Inc.
Key Performance Indicators

	March 31, 2020	December 31, 2019	March 31, 2019
Corporate sales agents < 1 year tenured	130	141	103
Corporate sales agents > 1 year tenured	111	107	81
Operating franchises < 1 year tenured (TX)	22	18	29
Operating franchises > 1 year tenured (TX)	181	180	175
Operating franchises < 1 year tenured (Non-TX)	233	215	178
Operating franchises > 1 year tenured (Non-TX)	243	201	119
Policies in Force (in thousands)	530,000	482,000	365,000
Client Retention	88%	88%	88%
Premium Retention	90%	91%	93%
QTD Written Premium (in thousands)	$214,137	$196,025	$146,874
Net Promoter Score ("NPS")	89	89	90